Exhibit 23 (a)

KPMG
2100 Dominion Tower
999 Waterside Drive
Norfolk, VA  23510

The Board of Directors
Norfolk Southern Corporation:

We consent to incorporation by reference in the registration statement for the Norfolk Southern Corporation Thoroughbred Stock Option Plan on Form S-8 of Norfolk Southern Corporation and subsidiaries of our report dated January 27, 1998, relating to the consolidated balance sheets of Norfolk Southern Corporation and subsidiaries as of December 31, 1997, and 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows and the related consolidated financial statement schedule for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997, annual report on Form 10-K405 of Norfolk Southern Corporation.

/s/ KPMG LLP

Norfolk, Virginia
January 26, 1999

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                                                    Exhibit 23(b)


              CONSENT OF PRICEWATERHOUSECOOPERS LLP,
                     INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Norfolk Southern Corporation of our report dated January 19, 1998 relating to the consolidated financial statements of Conrail Inc. for the year ended December 31, 1997, which appears in the Annual Report on Form 10-K of Norfolk Southern Corporation for the year ended December 31, 1997.


/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
Philadelphia, PA
January 28, 1999